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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the captions "Selected Consolidated Financial and Operating Data", "Summary Consolidated Financial and Operating Data" and "Experts" and to the use of our report dated April 30, 1997 relating to the 1996 consolidated financial statements of Metromedia Fiber Network, Inc. (formerly National Fiber Network, Inc.) included in this Amendment No. 3 to the Registration Statement (No. 333-33653 on Form S-1) and related Prospectus for the registration of shares of its Class A Common Stock.


                                          Ernst & Young LLP


New York, New York
October 6, 1997